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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549




                                    FORM 8-K



                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: December 2, 2005
                                        ----------------
                        (Date of earliest event reported)



              UNIPROP MANUFACTURED HOUSING COMMUNITIES INCOME FUND
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                    Michigan
                                    --------
                 (State or other jurisdiction of incorporation)



                                                   38-2593067
                                                   ----------
      (Commission File Number)          (IRS Employer Identification No.)



280 Daines St., Suite 300, Birmingham, Michigan                 48009
------------------------------------------------                -----
   (Address of principal executive offices)                  (Zip Code)




         Registrant's telephone number, including area code 248-645-9220
                                                            ------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)
[ ]Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01

Uniprop Manufactured Housing Communities Income Fund (the "Fund") owns four manufactured housing communities, two of which are located in the greater Fort Lauderdale area of Florida. The first of these two communities, Aztec Estates, consists of 645 homesites located in Margate, Florida. The second community, Kings Manor, has 314 homesites located in Davie, Florida.

On October 24, 2005, Hurricane Wilma and related storm activity, such as windstorms and heavy rains, caused extensive physical damage to areas across southern Florida, particularly in Ft. Lauderdale.

Aztec Estates and Kings Manor experienced damage to the community centers, management offices, storage facilities, signage, and fencing. Approximately 145 resident-owned homes in the two communities also incurred damage or were completely destroyed and have been condemned by local building authorities.

The destruction caused by Hurricane Wilma has affected the Fund's business operations in a number ways:

     o A scheduled refinance of the Fund's four mortgage loans described in a Proxy Statement dated August 19, 2005, issued to all unit holders of record has been indefinitely postponed. The proposed new lender withdrew its financing proposal as a result of the damage sustained by the communities. The Fund is attempting to obtain a revised loan proposal from this or other lenders.

     o As a result of the postponement of the refinancing and the anticipated costs of restoring the communities, the planned November 2005 distributions to all Partners have been cancelled.

     o Rental income from residents living or formerly living at the two affected communities is expected to be reduced for an unknown period of time. The extent and duration of this reduction cannot be determined at this time.

     o The Fund's insurance policies provide coverage for property damage as well as for lost business income. The property insurance covers the cost to repair or replace the Fund's assets that suffered damage. Business Income insurance covers the loss of rental revenue and certain other clean-up costs relating directly to the hurricane. The Fund is working with the insurance carriers and claims adjusters to attempt to obtain the full amount of insurance proceeds due to the Fund as a result of Hurricane Wilma. This process is ongoing and may continue for up to twelve months.

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     o   The Federal Emergency Management Agency (FEMA) has entered into an agreement with Aztec Estates to lease the 196 homesites that were vacant prior to the hurricane. FEMA is now occupying these homesites with recreational vehicles that will provide temporary housing to citizens who lost their permanent housing as a result of the hurricane. The lease with FEMA is for an initial period of six months and then converts to a month-to month basis for a total period not to exceed eighteen months.

Although the Fund does not currently anticipate that the overall impact of Hurricane Wilma will have a material adverse effect on the Fund's business and financial condition because of insurance proceeds and the FEMA lease, in light of the magnitude of the damage caused by Hurricane Wilma, substantial uncertainty remains as to the ultimate impact on the Fund's business in the near or longer term. The eventual impact on the proposed refinancing is also uncertain.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   UNIPROP MANUFACTURED HOUSING
                                   COMMUNITIES INCOME FUND
                                   -----------------------
                                       (Registrant)


Dated:  December 1, 2005
                                   By:  P.I. Associates Limited Partnership,
                                        General Partner


                                   By:  /s/ Joel Schwartz
                                        -----------------
                                        Joel Schwartz, Principal Financial
                                        Officer